IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


------------------------------------
                                    :           Chapter 7
In re:                              :
                                    :           Case Nos. 99-529
EDISON BROTHERS STORES, INC., :     :           through 536 (JCA)
et al.,                             :
                                    :           Jointly Administered
            Debtors.                :
                                    :     Objections due by:
                                    :     August 14, 2001 at 4:00 p.m.
                                    :     Hearing Date:
                                    :     August 21, 2001 at 9:00 a.m.
------------------------------------


         CHAPTER 7 TRUSTEE'S MOTION PURSUANT TO 11 U.S.C. SECTIONS 105(a)
             AND 502(c), AND BANKRUPTCY RULES 3009 AND 9019, FOR AN
            ORDER (A) ESTIMATING CLAIMS, (B) SETTING MAXIMUM RESERVES
                IN RESPECT OF UNRESOLVED CLAIMS, (C) AUTHORIZING
              INTERIM DISTRIBUTIONS TO HOLDERS OF ALLOWED GENERAL
                  UNSECURED CLAIMS, AND (D) BARRING LATE FILED
            CLAIMS AND FURTHER AMENDMENTS TO PREVIOUSLY FILED CLAIMS
            --------------------------------------------------------

            Alan M. Jacobs, the Chapter 7 trustee (the "Trustee") of the substantively consolidated estate of Edison Brothers Stores, Inc. and its seven domestic affiliates (collectively, the "Debtors"), by and through his undersigned counsel, submits this motion (the "Motion") pursuant to section 502(c) of Title 11, United States Code (the "Bankruptcy Code") to estimate certain claims against the Debtors that have not yet been liquidated and to set the maximum amount of reserves to be established for certain unresolved claims against the Debtors. By this Motion, the Trustee further seeks authority, pursuant to section 105 of the Bankruptcy Code and Rule 3009 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") to make an interim distribution to all holders of allowed general unsecured claims. In support of the Motion, the 7 Trustee respectfully states as follows:

                              Notice to Recipients
                              --------------------

            1. ATTENTION ALL PERSONS RECEIVING THIS MOTION: Please be aware that if a proof of claim that you filed is identified on any of the exhibits attached to this Motion, the Trustee seeks to establish the maximum amount that could be allowed in respect of such claim. Please also be aware that if you filed more than one proof of claim, each such claim may be referenced on the same or different exhibits to this Motion. This Motion thus directly affects your rights, and the maximum amount of your claim will be established by the relief sought in this Motion. Please review carefully the accompanying Notice of important information regarding the date of the hearing on this Motion as well as the deadline and procedures for filing a response to this Motion. If you or your attorney do not respond to this Motion by the deadline set forth in the Notice, you will be deemed to consent to the treatment of your claim(s) proposed in this Motion. Responses must be filed with the Bankruptcy Court and served on the Trustee's undersigned counsel by the date set in the Notice. If you have any questions about why your claim is identified on any of the attached exhibits, please contact The Bayard Firm, 222 Delaware Avenue, Suite 900, Wilmington, Delaware, 19801, Attn: Eric M. Sutty, Esquire.


                                  Introduction
                                  ------------

A.    The Case

            2. On March 9, 1999 (the "Petition Date") the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Court"). The Debtors' Chapter 11


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


cases were procedurally consolidated and jointly administered. Following the Petition Date, the Debtors continued to operate their businesses and manage their properties as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

            3. On or about March 22, 1999 the United States Trustee appointed a committee of unsecured creditors (the "Committee") in the Debtors' Chapter 11 cases.

            4. By on or about July 30, 1999, the Debtors had ceased all retail operations and had completed transactions for assumption and assignment, rejection or other disposition of virtually all of their retail store leases.

            5. On or about April 28, 2000 the Debtors and the Committee filed a Motion for an Order Directing Appointment of a Chapter 11 Trustee Pursuant to
Section 1104 of the Bankruptcy Code. On May 16, 2000 the Court considered that motion, and thereafter entered an order approving it.

            6. On May 30, 2000 the United States Trustee applied for an order appointing Alan M. Jacobs as Chapter 11 trustee. The Court granted the application on the day it was filed.

            7. On June 16, 2000 Alan M. Jacobs, as Chapter 11 trustee, moved to convert the Chapter 11 case to a case under Chapter 7, pursuant to Section 1112(b) of the Bankruptcy Code. The Court granted this motion on July 5, 2000.

            8. On that same day, pursuant to a grant of authority in Section 701(a) of the Bankruptcy Code, the United States Trustee appointed the then-Chapter 11 trustee Alan M. Jacobs to serve as the Trustee in the Chapter 7 case.

            9. The Trustee is currently engaged in winding up the Debtors' estate through limited administrative operations, resolution of claims and disposition of assets.

B.    Bar Dates in the Case

            10. During the Chapter 11 case, the Court entered an order fixing September 10, 1999 as the last date for creditors to file proofs of claim on account of pre-petition claims.

            11. Subsequently, in the Chapter 7 case, the Court established November 20, 2000 as the last date for creditors to file proofs of claim on account of pre-petition claims, and February 19, 2001 as the last date for governmental entities to file proofs of claim on account of pre-petition claims.

            12. Also during the Chapter 7 case, the Court entered an order fixing September 25, 2001 as the last date for filing administrative claims on account of professional services rendered in the Chapter 11 case. All of the allowed Chapter 11 professional claims to date have been paid as authorized by the Court.

            13. Subsequently in the Chapter 7 case, the Court established January 15, 2001 as the last date for filing all other administrative expense claims in the Chapter 11 case.

            14. Approximately 5500 claims have been filed in this case. Throughout the course of the case, the claims management firm of King & Associates has compiled and maintained a register of all claims filed against the Debtors.

            15. The Trustee has undertaken a substantial review of these claims and has thus far filed eleven omnibus claim objections addressing pre-petition claims, and one omnibus objection to administrative expense claims (together, the "Omnibus Objections"). As a result of these Omnibus Objections, the number and amount of


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


secured, priority and general unsecured claims against the estate has been greatly reduced, as has the number and amount of Chapter 11 administrative claims.1


                             Jurisdiction And Venue
                             ----------------------

            16. This court has jurisdiction of this Motion pursuant to 28 U.S.C. Sections 157 and 1334. This is a core proceeding pursuant to 28
U.S.C. Sections 157(b)(2). Venue of the Chapter 7 Case and this Motion in this district is proper pursuant to 28 U.S.C. Sections 1408 and 1409.


                                Relief Requested
                                ----------------

            17. By this Motion, the Trustee seeks entry of an order (i) estimating the maximum amounts payable on all remaining unliquidated claims against the Debtors, and authorizing the establishment of reserve accounts with respect to all such claims; (ii) fixing the maximum amounts payable on certain other unresolved claims, and authorizing the establishment of reserve accounts in respect each of these claims; (iii) authorizing interim distributions to all holders of allowed general unsecured claims out of surplus funds held in the estate, net of all reserves and projected administrative expenses; and (iv) barring late filed claims and further amendments to claims filed prior to the date of this Motion.


               Factual and Financial Basis for Relief Requested
               ------------------------------------------------

            18. Since the conversion of this case to Chapter 7, the Trustee has made substantial progress in liquidating estate assets and resolving claims against the estate.


----------

(1) During the Chapter 7 case, the Trustee was authorized to pay, and did pay, allowed or settled secured claims, claims for cure amounts, claims for priority taxes, and ordinary course Chapter 11 administrative expense claims.

            19. The Trustee has also resolved more than 1600 of the roughly 5500 claims filed in the case, either through settlement, reduction or expungement pursuant to one of the twelve omnibus objections filed since conversion of the case.

            20. As of the date of this Motion, the Trustee is holding $37,694,357.75 in cash or cash equivalents (the "Cash on Hand").

            21. Pursuant to the Trustee's Case Administration Budget (annexed hereto as Exhibit 7), the Trustee estimates that not more than $7,300,000 of the Cash on Hand will be necessary to cover case administration expenses, including professional fees plus a general contingency reserve, for the remainder of the case.

            22. A number of unliquidated claims remain outstanding against the estate. Pursuant to the Trustee's Unliquidated Claims Analysis (annexed hereto as Exhibit 5), the Trustee estimates -and by this Motion seeks an order finding-that the maximum aggregate amount that may be payable in respect of these claims (the "Estimated Claims") is $547,894.49.2

            23. The Trustee has not yet resolved certain claims (collectively, the "Unresolved Claims"). Pursuant to the Trustee's Claims Analysis (the sum of all Columns "F" from annexed Exhibits 1 - 5), the Trustee estimates that the maximum aggregate amount that may be payable in respect of all Unresolved Claims is $57,523,908.76.3

            24. Subject to the reservations of rights herein and in the proposed order filed herewith, pursuant to the Trustee's claims analysis (the "Claims Analysis," in



----------

(2) Nothing contained herein shall be deemed an admission of liability on any Estimated Claim.

(3) Nothing contained herein shall constitute an admission of liability on any Unresolved Claim.

Column H of Exhibit 4), $205,042,651.66 of allowed general unsecured claims exist as of the date hereof (the "Allowed GU Claims").4

            25. Net of all reserves and budgeted expenses for the remainder of the case, the Trustee believes that it is appropriate and in the best interests of all creditors at this time to make an interim distribution of $.06 on each dollar of Allowed GU Claims. The basis for this conclusion is set forth in
Exhibit 8 hereto.


                        Legal Basis For Relief Requested
                        --------------------------------

A.    The Court Should Estimate The Value of The
      Remaining Unliquidated Claims Against the Debtors
      -------------------------------------------------

            26.   Pursuant to Bankruptcy Code Section 502(c),

             "There shall be estimated for purpose of allowance under this section-

                  (1) any contingent or unliquidated claim, the fixing or liquidation of which, as the case may be, would unduly delay the administration of the case" (emphasis added).


            27. The statute thus requires the Court to estimate any claim that fits the description in Bankruptcy Code Section 502(c)(1). See 5 Collier on Bankruptcy, P. 502.04[2]. Section 502 (c) is to be utilized to facilitate the administration of the bankruptcy case for the benefit of the estate. See Matter of Interco, Inc., 137 B.R. 993 (Bankr. E.D. Mo. 1992).

----------

(4) The largest of the Allowed GU Claims is a claim in the amount of $113 million filed by the Bank of New York, as Indenture Trustee under that certain indenture with respect to $120 million of 11% notes, dated as of September 26, 1997 (the "Indenture Claim"). The Indenture Claim is subject to adjustment based upon a settlement in principle reached by the Trustee and the Indenture Trustee (the "Property Sale Settlement") with respect to the sale of a parcel of real property in which the Indenture Trustee held certain interests. In no event will the Property Sale Settlement affect the allowed amount of the Indenture Claim to an extent greater than $300,000. The Trustee expects to present the Indenture Sale Settlement for Court approval shortly, and any necessary adjustment to the allowed amount of the Indenture Claim will be made thereafter.

            28. The Trustee has resolved the vast majority of unliquidated claims against the estate. The Estimated Claims represent claims that the Trustee has not yet resolved. The Trustee has reviewed each of the Estimated Claims and determined in each instance that there is no basis for further estate liability in respect thereof.

            29. Notice of this Motion will be given to each party holding an Estimated Claim and, by response to this Motion, each such party will be given a full and fair opportunity to dispute the Trustee's estimation or treatment of claims.

            30. Absent estimation by this Court, liquidation of these claims would unduly delay administration of the estate. Until a maximum amount that may be owed on the Estimated Claims is fixed by Court order, no distribution can be made in respect of the Allowed GU Claims.

            31. Therefore, in light of the substantial assets in the estate that could otherwise be distributed to holders of Allowed GU Claims, the interests of justice will be served if the Court removes this impediment by ordering that the amount payable from the Debtors' estate in respect of the Estimated Claims be capped at $547,894.49, the total amount proposed by the Trustee in Exhibit 5 hereto.

B.    The Court Should Set Maximum
      Claim Reserves in Respect of Unresolved Claims
      ----------------------------------------------

            32. Since the conversion of this case, the Trustee has resolved the vast majority of claims as to which he disputed the amount or validity.

            33. As documented in column F of Exhibits 1 through 4 hereto, as of the date hereof, the Trustee has not yet resolved certain claims, the validity or amount of which he may determine should be disputed.

            34. The Trustee is unable to predict at this time when each of the Unresolved Claims will ultimately be resolved. However, it is clear that awaiting final resolution of each such claim would unduly delay the administration of the estate and would prejudice the rights of all holders of Allowed GU Claims.

            35. The Trustee therefore requests that the Court authorize him to establish a maximum reserve in respect of each of the Unresolved Claims, in the respective amounts listed in Column F of Exhibits 1 through 4 hereto. The Trustee submits that no prejudice will result to any claimant holding a Unresolved Claim by setting the reserves in respect thereof at these amounts because the amounts proposed to be reserved are in all cases equal to the filed amount of the Unresolved Claim, or another amount to which the individual holder of an Unresolved Claim has agreed, or which exceeds the amount asserted in the claim.

            36. Notice of this Motion will be given to each party holding an Unresolved Claim and, by response to this Motion, each such party will be given a full and fair opportunity to dispute the Trustee's estimation or treatment of claims.

            37. For the convenience of the Court, the Trustee has summarized the treatment proposed with respect to certain of the most significant Unresolved Claims below.


            Claims By The PBGC and The IRS
            ------------------------------

            38. The Pension Benefit Guaranty Corporation (the "PBGC") and the Internal Revenue Service (the "IRS") have each filed unliquidated contingent claims against the Debtors (collectively, the "Pension Claims"). The IRS has also filed certain


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


tax priority and general unsecured claims against the Debtors (the "Resolved IRS Claims").5

            39. By the terms of the Pension Claims, and pursuant to applicable law, liability could only arise in respect of the Pension Claims in the event that a reversion is paid to the estate from the defined benefit or 401k pension plans sponsored by the Debtors pre-petition (collectively, the "Pension Plans").

            40. In light of this fact, the Trustee proposes to establish reserves in respect of the claims of both the PBGC and the IRS (collectively, the "Pension Reserves"), but does not plan to fund such reserves at this time.6

            41. In the event that the Debtors receive a reversionary payment in respect of the Pension Plans, the Trustee will fund the Pension Reserves in amounts to be agreed upon by the Trustee, the PBGC and the IRS, and, subject to further Order of this Court and applicable setoffs, will then distribute the remaining proceeds of the to all holders of Allowed GU Claims.


            The EBS Pension LLC Claim
            -------------------------

            42. EBS Pension LLC filed a general unsecured claim in the approximate amount of $5.7 million against the Debtors.

            43. EBS Pension LLC has since (a) sued to impress a constructive trust on the Debtors' cash, and (b) alleged that its claim has grown significantly by the accrual

----------

(5) The Debtors and the IRS have reached a settlement in principle with respect to the Settled IRS Claims. Documentation of this settlement is in progress, and the Trustee expects that it will be submitted for Court approval shortly. The Trustee therefore requests that $1,966,193.21 (the amount to be paid by the Trustee in connection with the proposed settlement) be reserved against the Settled IRS Claims.

(6)  Except to the extent of the Settled IRS Claims reserve.

of interest (the "EBS Pension Litigation"). The EBS Pension Litigation has been fully briefed and submitted to United States Bankruptcy Judge Walrath.

            44. By this Motion, the Trustee seeks an Order of this Court directing the Trustee to reserve $10 million in respect of the EBS Pension LLC claim, and capping the Debtors' liability in respect of this claim at that amount.

            45. As the Trustee understands the EBS Pension LLC claim, any amounts allegedly owed in excess of the principal amount of approximately $5.7 million consist solely of interest and fees. Even to the extent that EBS Pension LLC may ultimately prevail in the EBS Pension Litigation, and to the extent that its claim may ultimately be allowed with interest and fees, the Trustee submits -and seeks an Order of this Court holding- that a $10 million reserve is fully adequate to cover any amount that might ultimately be payable to EBS Pension LLC in respect of its claim.

C.    The Court Should Authorize Interim Distributions
      ------------------------------------------------

            46. It is the duty of a Chapter 7 trustee to collect and distribute the debtor's assets as promptly as is practicable. See Bankruptcy Rule 3009; 9 Collier on Bankruptcy P. 3009.01, et seq.

            47. In the course of performing this duty, the Trustee may make interim distributions, where appropriate. See 9 Collier on BankruptcyP. 3009.01 ("Rule 3009 contemplates that there may be multiple dividends during a chapter 7 case. This is consistent with the mandate of the rule that `dividends to creditors shall be paid as promptly as practicable.'"); and see generally In re Energy Cooperative, Inc., 173 B.R. 363 (N.D. Ill. 1994).

            48. It is improper and harmful to creditors for a chapter 7 trustee to hold excess funds for a protracted period where those funds could be distributed, pro rata, to holders of allowed general unsecured claims.

            49. As demonstrated herein, the Trustee is in possession of excess funds, beyond the amount that is necessary for administration of the estate going forward and the amount that must be set aside as reserves for unresolved and unliquidated claims.

            50. Additionally, the Trustee believes that an interim distribution is proper because the Debtors' general unsecured creditors have been awaiting a distribution for more than two years and, given the fact that the Trustee will be unable to make a final distribution until events such as termination of the defined benefit and 401(k) pension plans, and final resolution of the litigation with EBS Pension LLC, occur. These matters are not likely to be fully and finally resolved in the near future.

            51. Therefore, in the interest of all creditors, the Trustee should be authorized to promptly make an interim distribution in the amount of $.06 in respect of each dollar of Allowed GU Claim. In connection with any such distribution, the Trustee should be authorized to require the holder of any Allowed GU Claim to submit to such reasonable administrative procedures as the Trustee deems necessary to properly and efficiently effectuate distribution, including requiring holders of Allowed GU Claims to submit a Federal Form W-9 to the Trustee as a condition precedent to the distribution of funds.

            52. To the extent that a claim is an Unresolved Claim as of the date hereof and later becomes an Allowed GU Claim, the Trustee should be authorized, without further application to or order of this Court, to make such distributions to the holder of that claim as are necessary to satisfy the Allowed GU Claim to the same extent as all other Allowed GU Claims have been satisfied as of that date.

D.    The Court Should Bar Late Filed Claims and
      Further Amendments to Previously Filed Claims
      ---------------------------------------------

            53. The bar date for general unsecured claims in the chapter 11 case was September 10, 1999; the bar date for general unsecured claims in the chapter 7 case was November 20, 2000 and the government bar date with respect to such claims was February 19, 2001; the bar date for administrative expense claims in the Chapter 11 case was January 15, 2001 and the bar date for administrative expense claims in the Chapter 7 case is September 15, 2001.

            54. As it has been more than five months since the last bar date with respect to general unsecured and priority claims, and more than two years since the Petition Date, all parties in interest have had ample time to review their files, negotiate with the Debtors or the Trustee, and accurately determine the amounts and nature of their claims.

            55. The Trustee therefore requests that this Court enter an order barring late filing of claims, as well as further amendments of any sort to previously filed claims. The Trustee submits that allowing any additional amendments would be unduly burdensome to the estate and the Trustee, and could have an adverse effect on all of the Debtors' creditors.


                                     Notice
                                     ------

            56. Notice of this Motion, and the Motion along with all Exhibits, will be served by first class mail on all parties listed in each of the exhibits to this Motion.

Notice will also be given to the office of the United States Trustee and all parties requesting service of papers pursuant to Rule 2002 of the Federal Rules of Bankruptcy Procedure. The Trustee submits that such notice is sufficient in light of the nature of the relief requested.


                              Reservation of Rights
                              ---------------------

            57. The filing of this Motion shall not be deemed to limit the Trustee's ability to file future objections to any claims that have been or may subsequently be filed in this case, or that may be listed on the schedules, even if reflected as allowed, on any appropriate grounds. The Trustee hereby reserves the right to object in the future to any of the claims set forth in any of the Exhibits to this Motion.

            58. No previous application for the relief requested herein has been made to this or any other court.









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


      WHEREFORE, the Trustee respectfully requests the entry of an Order granting the relief sought herein, and that the Court grant such other and further relief as it deems just and proper.

Dated:  July 27, 2001

                             THE BAYARD FIRM


                              By: /s/ Elio Battista, Jr.
                                  ------------------------------------
                              Charlene D. Davis (No. 23367)
                              Elio Battista, Jr. (No. 3814)
                              Eric M. Sutty (No. 4007)
                              222 Delaware Avenue, Suite 900
                              Wilmington, Delaware 19801
                              Phone: (302) 655-5000


                              --and--


                              KRAMER LEVIN NAFTALIS & FRANKEL LLP
                              Thomas M. Mayer
                              James C. McCarroll
                              919 Third Avenue
                              New York, New York 10022
                              Phone:  (212) 715-9100

                              Attorneys for Alan M. Jacobs,
                              Chapter 7 Trustee




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